UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 29, 2017

LIMBACH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36541	46-5399422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 – 35th Street, Pittsburgh, Pennsylvania 15201

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (412) 359-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 29, 2017, S. Matthew Katz resigned from the board of directors (the “Board”) and the Audit Committee of the Board (the “Audit Committee”), of Limbach Holdings, Inc. (the “Company”). Mr. Katz was an independent director of the Company, and as a result of his resignation, the Company no longer complies with The Nasdaq Stock Market LLC (“Nasdaq”) Listing Rule 5605(c)(2) (the “Rule”), because the Audit Committee is not comprised of at least three independent directors.

On August 30, 2017, pursuant to the Nasdaq listing rules, the Company notified Nasdaq of Mr. Katz’s resignation. On September 1, 2017, the Company received a notice from Nasdaq acknowledging the foregoing and that the Company does not meet the requirements of the Rule.

In accordance with Nasdaq Listing Rule 5605(c)(4), the Company has until the earlier of its next annual stockholders’ meeting or August 29, 2018 to appoint a third independent director to the Audit Committee. The Board intends to identify a candidate to replace Mr. Katz and to appoint a new director who satisfies the requirements of the Nasdaq Listing Rules prior thereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described above in Item 3.01, on August 29, 2017, S. Matthew Katz resigned from the Board and the Audit Committee of the Company. Mr. Katz did not resign due to any disagreement with the Company, but rather to join the Company’s management as Executive Vice President of M&A and Capital Markets.

In addition, on September 1, 2017, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Michael F. McNally as a new director, effective September 1, 2017. Mr. McNally will join the Board as a Class B director, such being the class of directors whose terms expire at the Company’s 2018 Annual Meeting of Stockholders.

As a non-employee director, Mr. McNally will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in its proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2017.

There are no arrangements or understandings between Mr. McNally and any other person pursuant to which he was elected as a director. There are no transactions involving Mr. McNally that are required to be reported under Item 404 (a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On September 1, 2017, the Company issued a press release announcing the appointment of Mr. Katz as Executive Vice President of M&A and Capital Markets and Mr. McNally as a new director of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIMBACH HOLDINGS, INC.

	By:	/s/ John T. Jordan, Jr.
Name: John T. Jordan, Jr.
Title: Chief Financial Officer

Dated: September 1, 2017